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                                                     BUSINESS COMPETITIVENESS
                                                     DIRECTORATE

Mr M Pope
Chartex International Plc
1 Sovereign Park                                     Bridge Place
Coronation Road                                      88-89 Eccleston Square
London NW10 7QP                                      London SW1V 1PT
                                                     Tel:  0171 215
                                                     Fax:  0171 215 0875
                                                     GTN:  0171 215 + Ext
                                                     Equiry Point: 0171 215 0614

Tel:   0171-215 0869
Date:  7 March 1996

Dear Mr Pope

1. I am pleased to tell you that the Secretary of State for Trade and Industry will give Chartex International Plc, Chartex Resources Ltd and the Female Health Company, collectively referred to as the companies, a grant of up to (pounds)480,000 under Section 7 of the Industrial Development Act 1982 to help implement the project to manufacture and distribute female condoms at 1 Sovereign Park, Coronation Road NW10 7QP, all as more fully described at
Schedule 2 attached ("the Project"). This offer is subject to the conditions set out in this letter and Schedules 1, 2 and 3 attached.

PRECONDITIONS

2. Please note that before accepting this offer, Chartex International Plc will need to:

     . Provide a written undertaking from parent company (Female Health Company) that no loan repayments will be asked for during the period January 1996 to December 1998.

     . Provide written evidence of full acquisition by Female Health Co. of Chartex International Plc and Chartex Resources Ltd.
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CONDITIONS FOR MAKING CLAIMS AND WHEN TO CLAIM

3.   The grant will be made in instalments:

                         Time and condition                         Grant

  First instalment    When the companies or any of them has         (pounds)200K
                      defrayed (spent or committed) (pounds)4m
                      (excluding VAT) on the fixed assets for
                      the Project set out in Schedule 2 and has safeguarded at least 25 permanent full time jobs as a result of the Project.

  Second instalment   At least 1 year after the first instalment    (pounds)180K
                      when the companies or any of them has
                      defrayed (pounds)1.1m in total (excluding VAT) on those fixed assets and has created at least 70 permanent full time jobs as a result of the project.

  Final instalment    At least 2 years after the first instalment   (pounds)100K
                      when the companies or any of them has
                      spent (pounds)183K on those fixed assets for the Project, the Job Target as defined in
                      Schedule 2 has been met, the Project has been completed and we are satisfied with its results.

4. If, within 2 years of accepting the offer, you have not made a claim for the first instalment of grant which meets the conditions in paragraph 3 and
Schedule 3, we may withdraw the offer. We will accept no claims after 31 March 1999.

HOW TO CLAIM

5. Make your claim on a claim form IDA6. Schedule 3 sets out the information which must be included with each claim.

We normally pay each grant instalment, or tell you why the claim cannot be accepted, within 30 working days.


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VARIATION, WITHHOLDING AND REPAYMENT OF GRANT

6. Schedule 1 sets out the circumstances in which we have the right to vary, withhold and/or require repayment of part or all of the grant. You must read this Schedule and the other Schedules before signing the Acceptance. If any of the circumstances set out in Schedule 1 occurs or may occur, you must tell us immediately so that we can discuss the best way forward with you.

PUBLICITY

7. We normally publish the amount of grant offered with the name of the company concerned and a brief description of its project in the first quarter after the payment of the first instalment of grant. Very exceptionally, if there is a strong case on grounds of public accountability, we may also publish information on grant payments.

EUROPEAN COMMUNITY

8. We are obliged to give the European Commission schedules of information on offers in certain industrial sectors. Very occasionally the European Commission queries an offer, in which case we are obliged to give them information about the case. You may be required to co-operate with the Department in the provision of such information.

MONITORING OF THE PROJECT

9. From time to time we will inspect the Project and may require information from you to enable us to monitor its progress.

10. We may require a report 18 months after the final payment of grant and a further report three years after the final payment of grant to check that the conditions of the grant have been maintained. These reports should be confirmed by an independent accountant.

HOW TO ACCEPT

11. This offer remains open until 31 March 1996. A Director of each of the companies should sign the Acceptance, return the whole document to me and keep a copy.

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12.  If you have queries on this letter or the Schedules, do not hesitate to ring Mr Harshad Dave who will be pleased to advise you.

13. Please note that variations to this offer will be effective only if we agree them in writing.

14.  Please acknowledge receipt of this letter.

15. I look forward to receiving your Acceptance and wish you every success with the Project.

Yours sincerely

/s/ MARK DYBALL

MARK DYBALL
Government Office for London

ACCEPTANCE
- ----------

Female Health Company, Chartex International Plc and Chartex Resources Ltd accepts the offer on the conditions set out in your letter above and in the Schedules 1, 2 and 3 attached, all of which I have read carefully.

Signed /s/ MARY ANN LEEPER                         Date  March 11, 1996
       ...................                               ..............

PRINT NAME  Mary Ann Leeper
            ...............

Director
On behalf of:
Female Health Company
Chartex International Plc
Chartex Resources Ltd


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                                  SCHEDULE 1

                 VARIATION, WITHHOLDING AND REPAYMENT OF GRANT

1. We may vary/withhold any or all of the payments and/or require repayment of grant already paid to the companies or any of them at any time until the final payment of grant has been made if:

     i) the companies or any of them has entered into an arrangement to spend money or spent money on the Project before 20 December 1995, the date we told the Company this offer would be made;

     ii)  the arrangements for financing the Project are changed;

     iii) assistance for the Project is received or promised from an institution of the European Communities, a Government Department, a local authority, a Training and Enterprise Council, any other partly or wholly publicly financed body or charitable fund;

     iv)  in our opinion, progress on the Project is not satisfactory;

     v)   in our opinion, the future of the Project is in jeopardy.

2. We may vary or withhold any or all the payments and/or require repayment of grant already paid to the companies or any of them at any time while the Project is being carried out if progress to reach the Job Target is not satisfactory and we may require repayment of grant already paid during the 18 months following the final payment of grant if the number of jobs in the Project falls below the Job Target shown in Schedule 2.

3. We may vary or withhold any or all of the payments and/or require repayment of grant already paid to the companies or any of them at any time while the Project is being carried out and during the 3 years immediately following final payment of grant if:

     i) the pre-conditions noted in paragraph 2 of the offer are not maintained;

     ii) we are required to do so as a result of a decision by the European Commission;

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     iii) the companies or any of them becomes insolvent or makes any arrangements with its creditors, or goes into liquidation or takes or suffers any steps preparatory to winding up or to the appointment of an Administrator, Liquidator or Receiver;

     iv) there is a change of ownership or control of the companies or any of them;

     v) for a period of more than 6 months, the companies or any of them ceases to own or stops using part or all of the premises and assets, both as specified in Schedule 2, for the purposes of the Project;

     vi) in our opinion, any information the companies or any of them has given, on which we have based Schedule 2, changes substantially during implementation or is shown to be incorrect or misleading or any claim for grant is based on misleading information;

     vii) the companies or any of them fails to comply with any conditions of this letter and Schedules.

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                                  SCHEDULE 2

                                  THE PROJECT
                                  -----------

1. The Project will be carried out by Female Health Co., Chartex International Plc and Chartex Resources Ltd.

2. It involves the re-launch of the product, manufacture it cost effectively and distribute on a world-wide scale.

3.   Capital expenditure on fixed assets for the Project
     ---------------------------------------------------

- --------------------------------------------------------------------------------
Description of asset      Years of acquisition and cost      Total cost of asset

Building                      1996 - (pounds)2.240K            (pounds)2.240K

Plant and Machinery         1996/97 - (pounds)2.965K           (pounds)2.965K

Vehicles                       1996 - (pounds)78K                (pounds)78K
- --------------------------------------------------------------------------------

These fixed assets will be paid for during the period shown above [acquired under lease/extended credit/hire purchase etc].

4.   Jobs                                                    Number
     ----                                                    ------

  a) Number of people directly employed by Chartex              25
     International Plc at 1 Sovereign Park, Coronation
     Road NW10 before the Project

  b) Number of permanent full time jobs and equivalent/1/      125
     to be created in Chartex International Plc at 1 Sovereign Park, Coronation road NW10 as part of the Project.

- ----------------
/1/ A full time job is one of 30 or more hours a week. Two part time jobs of 15 or more hours a week count as equivalent to one full time job. Self-employed, sub-contracted and temporary jobs and jobs in companies other than Chartex International Plc or at a location other than that named at paragraph 2 above do not count towards the Job Target.

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  c) Number of permanent full time jobs and equivalent          25
     to be safeguarded in Chartex International Plc at 1 Sovereign Park, Coronation Road NW10 as part of the Project.

  Total of (b) and (c) = Job Target:

5. It is understood that no other public financial assistance has been offered to the companies or any of them for this project.